Exhibit 10.3

                  THE ROCK ISLAND BANK, NATIONAL ASSOCIATION

                        CONTINUITY/SEVERANCE AGREEMENT
                        ------------------------------

      This Continuity/Severance Agreement (the "Agreement") is made and entered
into this       day of December, 1995 by and between THE Rock Island Bank,
          ------
National Association, a bank organized under the laws of the United States ("Employer"), and Richard J. Carlson ("Employee").

                             W I T N E S S E T H:

     WHEREAS, the Employee is currently employed by Employer; and

     WHEREAS, Employer desires to provide security to the Employee in connection with the Employee's employment.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.  For purposes of this Agreement:
     ------------

     (a) "Change in Control" shall mean a sale of greater than fifty percent (50%) of the outstanding stock of either (1) the Financial Services Corporation of the Midwest or (2) the Employer.

     (b) "Good Cause" shall be deemed to exist with respect to an Employee if, and only if:

          (1) The Employee engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, in each case that results in substantial harm to the business or property of Employer; or

          (2) The Employee is convicted of a criminal violation involving fraud or dishonesty.

     (c) "Good Reason" shall exist with respect to an Employee if and only if, without the Employee's express written consent:

          (1) there is a significant change in the nature or the scope of the Employee's authority or in the Employee's overall working environment;

          (2) there is a Material Reduction, as hereinafter defined, in the Employee's Salary, as hereinafter defined;

          (3) the Employee is assigned duties materially inconsistent with Employee's present duties, responsibilities and status;

          (4) the Employer requires the Employee to relocate to any office or location which is greater than one hundred (100) miles from the location where the Employee is located on the date of the Change in Control.

     (d) "Salary" shall mean the Employee's base monthly salary on (1) the date of the Change in Control, or (2) the date the Employee's employment with the Employer terminates, whichever is greater.

     (e) "Material Reduction" shall mean a reduction in Salary equal to at least ten percent (10%).

     (f) "Severance Pay Period" shall mean the number of months of severance pay that the Employee receives from the Employer pursuant to the terms of Sections 2. or 3. of this Agreement.

2.   Benefits Upon Involuntary Termination Of Employment.
     ----------------------------------------------------

     (a)  Termination On Or Before December 31, 1998.
          -------------------------------------------

          The Employee shall only be entitled to payment under this Subsection 2.(a) if a Change in Control occurs. Upon the occurrence of a Change in Control, in the event that the Employee is terminated by the Employer within a ninety (90) day period immediately before a public announcement of a Change in Control or after the date of the Change in Control but on or before December 31, 1998, for any reason other than Good Cause, Employer shall make a severance payment to the Employee equal to twenty-four (24) months of Salary. Such payment shall be made in equal payments during the twenty-four (24) month period in accordance with the Employer's customary wage payment policies and practices. The payment shall be subject to federal and state withholding taxes and FICA.

          For example, but not by way of limitation, assume that (1) a Change in Control occurs on January 1, 1997, (2) the Employee's Salary is $8,000, and (3) the Employer terminates the Employee for any reason other than Good Cause on June 30, 1997, the Employer will pay the Employee a severance payment of $192,000 which is equal to twenty-four
          (24) months of Salary.

     (b)  Termination Between January 1, 1999 And December 31, 2000.
          ----------------------------------------------------------

          The Employee shall only be entitled to payment under this Subsection 2.(b) if a Change in Control occurs. Upon the occurrence of a Change in Control, in the event that the Employee is terminated by the Employee during the period starting January 1, 1999 and ending on December 31, 2000, for any reason other than Good Cause, Employer shall make a severance payment to the Employee of Salary for a certain number of months calculated by subtracting from twenty-four (24) months the number of months that have elapsed during the period from January 1, 1999 to the date the Employee is terminated; provided, however, that the severance paid to the Employee, pursuant to this
          Section 2.(b), shall be no less than twelve (12) months of Salary.

          For purposes of this Agreement, if the Employee is terminated on or before the fifteenth (15th) day of a given month, that month shall not count as a month elapsed. Conversely, if the Employee is terminated on or after the sixteenth (16th) day of a given month, that month shall count as a month elapsed. Payments made pursuant to this Subsection 2.(b) shall be made in equal payments over a number of months which is equal to the number of months of severance pay received, in accordance with the Employer's customary wage payment policies and practices. The payment shall be subject to federal and state withholding taxes and FICA.

          For example, but not by way of limitation, assume that (1) a Change in Control occurs on February 1, 1999, (2) the Employee's Salary is $8,000, and (3) the Employer terminates the Employee for any reason other than Good Cause on July 10, 1999. Because the Employee was terminated on or before the fifteenth (15th) of July, July would not count as a month elapsed. Accordingly, the Employee would receive a severance payment of $144,000 which is equal to eighteen (18) months of Salary, calculated by subtracting the six (6) months that have elapsed from January, 1999 through June, 1999 from twenty-four (24) months.

          As an additional example, without limitation, assume that (1) a Change in Control occurs on February 1, 1999, (2) the Employee's Salary is $8,000, and (3) the Employer terminates the Employee for any reason other than Good Cause on July 10, 2000. Accordingly, the Employee would receive a severance payment of $96,000 which is equal to twelve
          (12) months of Salary. Although eighteen (18) months have elapsed from January, 1999 through June, 2000, this Section 2.(b) provides that the severance paid to Employee in the event Employee is terminated pursuant to the terms of this Section 2.(b) shall be no less than twelve (12) months of salary.

     (c)  Termination after December 31, 2000.
          ------------------------------------

          The Employee shall only be entitled to payment under this Subsection 2.(a) if a Change in Control occurs. Upon the occurrence of a Change in Control, in the event that the Employee is terminated by the Employer within two (2) years after the date of the Change in Control, which Change in Control occurs at any time after December 31, 2000, for any reason other than Good Cause, Employer shall make a severance payment to the Employee equal to twelve (12) months of Salary. Such payment shall be made in equal payments during the twelve (12) month period in accordance with the Employer's customary wage payment policies and practices. The payment shall be subject to federal and state withholding taxes and FICA.

          For example, but not by way of limitation, assume that (1) a Change in Control occurs on January 1, 2001, (2) the Employee's Salary is $8000, and (3) the Employer terminates the Employee for any reason other than Good Cause on June 30, 2002, the Employer will pay the Employee a severance payment of $96,000 which is equal to twelve (12) months of Salary.

3.   Benefits Upon Voluntary Termination Of Employment.
     --------------------------------------------------

     (a)  Voluntary Termination On Or Before December 31, 1999.
          -----------------------------------------------------

          The Employee shall only be entitled to payment under this Subsection 3.(a) if a Change in Control occurs. Upon the occurrence of a Change in Control, in the event that the Employee voluntarily terminates his employment for Good Reason, after the Change in Control but on or before December 31, 1999, the Employer shall make a severance payment to the Employee of twelve (12) months of Salary. Such payment shall be made in equal payments during the twelve (12) month period in accordance with the Employer's customary wage payment policies and practices. The payment shall be subject to federal and state withholding taxes and FICA.

          For example, but not by way of limitation, assume that (1) a Change in Control occurs on March 15, 1998, (2) the Employee's Salary is $8,000, and (3) the Employee voluntarily terminates his employment for Good Reason on October 20, 1998, the Employer will pay the Employee a severance payment of $96,000 which is equal to twelve (12) months of Salary.

     (b)  Voluntary Termination Between January 1, 2000 And December 31, 2000.
          --------------------------------------------------------------------

          The Employee shall only be entitled to payment under this Subsection 3.(b) if a Change in Control occurs. Upon the occurrence of a Change in Control, in the event that the Employee voluntarily terminates his employment for Good Reason, after the Change in Control, and after December 31, 1999 but on or before December 31, 2000, the Employer shall make a severance payment to the Employee of Salary for a certain number of months calculated by subtracting from twelve (12) months the number of months that have elapsed from January 1, 2000 to the date the Employee voluntarily terminates his employment.

          For purposes of this Agreement, if the Employee voluntarily terminates his employment on or before the fifteenth (15th) day of a given month, that month shall not count as a month elapsed. Conversely, if the Employee voluntarily terminates his employment on or after the sixteenth (16th) day of a given month, that month shall count as a month elapsed. Payments made pursuant to this Subsection 3.(b) shall be made in equal payments over a number of months which is equal to the number of months of severance pay received in accordance with the Employer's customary wage payment policies and practices. The payment shall be subject to federal and state withholding taxes and FICA. The Employer and Employee agree that in the event Employee voluntarily terminates his employment with the Employer for Good Reason at any time after December 31, 2000, the Employee shall not be entitled to any severance pay pursuant to the terms of this Agreement.

          For example, but not by way of limitation, assume that (1) a Change in Control occurs on March 10, 2000, (2) the Employee's Salary is $8,000, and (3) the Employee voluntarily terminates his employment for Good Reason on March 25, 2000. Because the Employee voluntarily terminated his employment on or after the sixteenth (16th) of March, March would
          count as a month elapsed.   Accordingly, the Employee would receive a
          severance payment of $72,000 which is equal to nine (9) months of Salary, calculated by subtracting the three (3) months that have elapsed from January, 2000 through March, 2000 from twelve (12) months.

4.   Termination For Other Reasons.
     ------------------------------

     If the services of Employee for Employer are terminated other than under circumstances set forth in Sections 2. or 3., Employer shall have no obligation with respect to the Employee under this Agreement. Such termination shall have no effect upon an Employee's other rights, including but not limited to rights under any retirement plan, any welfare plan or any other Employer plan or program.

5.   Employee Release.
     -----------------

     In consideration for the payments provided in Sections 2. and 3. of this Agreement, Employee agrees to execute a release of any and all claims against the Employer, at the time of the termination of the Employee's employment with the Employer, said release to be in such reasonable form as prepared by the Employer.

6.   Employee Assignment.
     -------------------

     No interest of the Employee under this Agreement, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Employee or his spouse or beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

7.   Benefits Unfunded.
     ------------------

     Employer shall be under no obligation(s) to Employee or his spouse or beneficiaries to fund in advance Employer's obligations under Sections 2. or 3. or to segregate any assets of Employer for payment of any amounts due thereunder. The Employee, his spouse and beneficiaries shall have only the rights of general unsecured creditors of Employer.

8.   Review of Employee's Claims.
     ----------------------------

     (a) If Employee believes that he is entitled to receive benefits under this Agreement, he may make a written request for such benefits to the Employer.

     (b) Once a request for benefits has been made, the Employer shall review the claim for benefits. If the claim is wholly or partially denied, notice of the decision shall be furnished to the Employee within thirty (30) days after receipt of the claim, unless special circumstances require an extension of up to an additional thirty (30) days for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Employee prior to the termination of the initial thirty (30)-day period. This notice shall indicate the circumstances requiring the extension of time and the date by which the Employer expects to render the final decision. In the event that no notice of the denial of a claim is furnished to the Employee under this Subsection, the claim shall be deemed denied and the Employee may request review under Subsection (d).

     (c) If a claim is denied in whole or in part, notice of the decision provided to the Employee shall contain (i) the specific reason or reasons for the denial; (ii) specific reference to relevant provisions of this Agreement on which the denial is based; (iii) a description of any additional material or information necessary for the Employee to perfect the claim together with an explanation of why such material or information is necessary; and (iv) appropriate information as to the steps to be taken if the Employee wishes to submit his claim for review.

     (d) If the Employee has had a claim denied under this Section 8., he shall be entitled to request the Employer to give further consideration to his claim by filing with the Employer a written request for review. This request must contain a written statement of the reasons why the Employee believes his claim should be allowed. Any request for review must be filed with the Employer no later than sixty (60) days after receipt of the notice of denial of the claim.

          (1) The request for review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent Agreement provisions on which the decision is based.

          (2) Once a request for review has been made under this subsection, the Employer shall conduct a hearing to review the claim within the next thirty (30) days, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered no later than sixty (60) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Employee prior to the commencement of the extension. If the decision on review is not furnished to the Employee within the thirty (30) day period (or the sixty (60)-day period if an extension of time is required because of special circumstances), the claim shall be deemed denied on review.

9.   Covenant Not to Compete.  In the event (1) Employee is terminated by the
     ------------------------
     Employer and receives severance pay pursuant to Section 2. of this Agreement, or (2) Employee voluntarily resigns and receives severance pay pursuant to Section 3. of this Agreement, and in consideration for the severance pay received by the Employee pursuant to Sections 2. and 3. of this Agreement, Employee agrees, represents to and covenants with the Employer that for a period equal to the Severance Pay Period thereafter, Employee shall not, either directly or indirectly:

     (a) Within the cities of Bettendorf, Iowa; Davenport, Iowa; Moline, Illinois; and Rock Island, Illinois (collectively, the "Quad Cities Metropolitan Area") or within a radius of fifty (50) miles of the Quad Cities Metropolitan Area, own, manage, operate or control or participate in the ownership, management, operation or control of, or be employed by, act as consultant or adviser to, or be connected in any manner with, any corporation, partnership, person, firm or other business that is engaged in the business of commercial banking.

     (b) Call upon, solicit, divert or attempt to take away any of the customers or business of the Employer.

     (c) Induce or attempt to induce any employee of the Employer to do any of the foregoing or to discontinue such employee's employment with the Employer.

10.  Nondisclosure of Confidential Information.  In the event the Employee's
     ------------------------------------------
     employment with the Employer is terminated, the Employee agrees that he will not disclose, make available or divulge to any corporation, partnership, individual, firm, other business or person any trade secrets, customer lists, business policies, financial information or other confidential or secret information concerning the business and affairs of the Employer or other information concerning the business and affairs of the Employer and/or its directors, officers or employees.

11.  Remedies.  Employee agrees and understands that any breach of any of the
     ---------
     covenants or agreements set forth in Sections 9. and 10. of this Agreement will cause the Employer irreparable harm for which there is no adequate remedy at law, and, without limiting whatever other rights and remedies Employer may have under this paragraph, Employee consents to the issuance of an injunction in favor of the Employer enjoining the breach of any of the aforesaid covenants or agreements by any court of competent jurisdiction. If any or all of the aforesaid covenants or agreements are held to be unenforceable because of the scope or duration of such covenant or agreement or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce or modify the scope, duration and/or area of such covenant to the extent that allows the maximum scope, duration and/or area permitted by applicable law.

12.  Applicable Law.
     ---------------

     This Agreement shall be construed and interpreted pursuant to the laws of Iowa.

13.  No Employment Contract.
     -----------------------

     Nothing contained in this Agreement shall be construed to be an employment contract between the Employee and Employer.

14.  Severability.
     -------------

     In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

15.  Successors.
     -----------

     The Agreement shall be binding upon and inure to the benefit of Employer, the Employee and his respective heirs, representatives and successors.

16.  Notice.
     -------

     Notices under this Agreement shall be in writing and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the other party by written notice:

          If to Employer:     THE Rock Island Bank, National Association
                              230 18th Street
                              Rock Island, Illinois 61201-8766
                              Attention:  Perry B. Hansen

          If to Employee:     Richard J. Carlson
                              c/o THE Rock Island Bank, National Association
                              230 18th Street
                              Rock Island, Illinois 61201-8766
17.  Excise Tax.
     -----------

     If the payments and benefits provided under the Agreement to or with respect to the Employee, either alone or with other payments and benefits, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), then the payments and/or benefits under the Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          THE Rock Island Bank, National
Association


                                          By: /s/ Perry B. Hansen
                                              --------------------------
                                              Its: President
                                                 -----------------------

                                          Employee:

                                              /s/ Richard J. Carlson
                                              --------------------------
                                              Richard J. Carlson